EXHBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-291479) of our report dated March 27, 2025, relating to the consolidated financial statements of 374Water, Inc. and subsidiaries (collectively, the “Company”), appearing in the Annual Report on Form 10-K of the Company as of and for the years ended December 31, 2024, and 2023. We also consent to the reference of our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

December 12, 2025